                                                                  Exhibit (h)4.5

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 24, 2003 (this "Amendment"), amends the Credit Agreement, dated as of December 30, 1999 (as heretofore amended, the "Credit Agreement"), among Frank Russell Investment Company, as agent for certain funds, the various financial institutions parties thereto (collectively, the "Banks"), Bank of America, National Association, as administrative agent and State Street Bank and Trust Company, as operations agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.3 below.

         1.1 Scheduled Commitment Termination Date. The definition of "Scheduled Commitment Termination Date" in Schedule I of the Credit Agreement is hereby amended by the deletion of the date "December 24, 2003" and the institution therefore of the date "December 22, 2004."

         1.2 Compliance and Governmental Approvals. Section 5.11 of the Credit Agreement is hereby amended to state in its entirety as follows:

                  "5.11. Compliance and Government Approvals. Each Fund and the Company are in compliance with all statutes and governmental rules and regulations applicable to them, including, without limitation, the Act, other than any noncompliance which could not reasonably be expected to result in a Material Adverse Change. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company and the Funds of this Agreement, the Notes or any of the other Credit Documents."

         1.3 Schedule IV. Schedule IV of the Credit Agreement is hereby amended to state as set forth in Schedule IV hereto.

         SECTION 2 CONSENT. The Banks hereby consent to the changes, effective March 1, 2004, of the investment objectives of the Funds listed in the attached
Schedule I to the investment objectives set forth in said Schedule I and the reclassification of the investment objective of each such Fund (other than Tax Free Money Market, Tax Exempt Bond, Equity Q, International and Fixed Income I) as non-fundamental, notwithstanding any provisions of Section 6.7 of the Credit Agreement to the contrary. This Consent shall be limited to its terms and shall not constitute a waiver of any other rights the Agent and the Banks may have under the Credit Agreement from time to time.

         SECTION 3 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Company and the Banks.

         3.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

                  (a) Amendment. This Amendment, duly executed by the Funds, the Agents, and the Banks.

                  (b) Certificate. A certificate, dated the date hereof, of the Secretary or the Assistant Secretary of the Company as to

                           (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by it;

                           (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment and each other Credit Document executed by it; and

                           (iii) the fact that the agreements delivered by the Funds pursuant to Section 4.1(d) of the Credit Agreement constitute all such agreements between the Funds and the Adviser;

upon which certificate each Agent and each Bank may conclusively rely until they shall have received a further certificate from the Company cancelling or amending such prior certificate.

                  (c) Opinion. An opinion, dated the date hereof and addressed to the Agents and all Banks, from Stradley Ronon Stevens & Young, LLP, counsel to the Funds, in form satisfactory to the Agents, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

                  (d) Borrowing Base. An initial Borrowing Base Certificate for each Fund becoming a party to the Agreement pursuant to this Amendment.

                  (e)      Allocation Notice. A revised Allocation Notice.

                  (f) Prospectus. Copies of the most recent prospectus and statement of additional information for each Fund becoming a party to the Agreement pursuant to this Amendment.

         3.2 Payment of Fees. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of the Agent to the extent invoiced.

         3.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to each Agent and each Bank that such statements are true and correct as at such times):

                  (a)      the representations and warranties set forth in
         Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 4 REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agents to enter into this Amendment, the Company represents and warrants to each Agent and each Bank as follows:

         4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company's powers, have been duly authorized by all necessary action, and do not

                  (a)      contravene the Company's Organization Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Company's or any Fund's properties.

         4.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

         4.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         SECTION 5 MISCELLANEOUS.

         5.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

         5.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Agents (including the fees and out-of-pocket expenses of counsel to the Agents) in connection with the negotiation, preparation, execution and delivery of this Amendment.

         5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         5.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         5.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     FRANK RUSSELL INVESTMENT
                                     COMPANY, as agent for the Funds listed in
                                     Schedule IV

                                     By_________________________________________
                                       Title:___________________________________

                                     BANK OF AMERICA, NATIONAL
                                     ASSOCIATION, as Administrative Agent and as a Bank

                                     By_________________________________________
                                       Title:___________________________________

                                     STATE STREET BANK AND TRUST
                                     COMPANY, as Operations Agent and as a
                                     Bank

                                     By_________________________________________
                                       Title:___________________________________

                                   SCHEDULE I

         FUND                                 INVESTMENT OBJECTIVE EFFECTIVE MARCH 1, 2004
         ----                                 --------------------------------------------
Equity I                     Seeks to provide long term capital growth.

Equity II                    Seeks to provide long term capital growth.

Equity Q                     Seeks to provide long term capital growth.

Tax-Managed Large Cap        Seeks to provide long term capital growth on an after-tax basis.

Tax-Managed Mid & Small      Seeks to provide long term capital growth on an after-tax basis.
Cap

International                Seeks to provide long term capital growth.

Emerging Markets             Seeks to provide long term capital growth.

Fixed Income I               Seeks to provide current income and the preservation of capital.

Fixed Income III             Seeks to provide current income and capital appreciation.

Money Market                 Seeks to maximize current income while preserving capital and liquidity.

Diversified Equity           Seeks to provide long term capital growth.

Special Growth               Seeks to provide long term capital growth.

Quantitative Equity          Seeks to provide long term capital growth.

International Securities     Seeks to provide long term capital growth.

Real Estate Securities       Seeks to provide current income and long term capital growth.

Diversified Bond             Seeks to provide current income and the preservation of capital.

Short Term Bond              Seeks to provide current income and preservation of capital with a focus on short duration securities.

Multistrategy Bond           Seeks to provide current income and capital appreciation.

Tax Exempt Bond              Seeks to provide federal tax-exempt current income consistent with the preservation of capital. The Fund will invest, under normal circumstances, at least 80% of the value of its assets in investments the income from which is exempt from federal income tax.

U.S. Government Money        Seeks to maximize current income while preserving capital and liquidity.
Market

Tax Free Money Market        Seeks to provide federal tax-exempt current income consistent with the preservation of capital and liquidity. The Fund will invest, under normal circumstances, at least
                             80% of the value of its assets in investments the income from which is exempt from federal income tax.

Tax-Managed Global           Seeks to provide long term capital growth on an after-tax basis.
Equity Fund

Conservative Strategy        Seeks to provide high current income and low long term capital appreciation.
Fund

Moderate Strategy Fund       Seeks to provide high current income and moderate long term capital appreciation.

Balanced Strategy Fund       Seeks to provide above average capital appreciation and a moderate level of current income.

Aggressive Strategy Fund     Seeks to provide high long term capital appreciation with low current income

Equity Aggressive Strategy   Seeks to provide high long term capital appreciation.
Fund

Select Growth Fund           Seeks to provide long-term capital growth.

Select Value Fund            Seeks to provide long term capital growth.

                                   SCHEDULE IV

                        FRANK RUSSELL INVESTMENT COMPANY

FUND

Equity I
Equity II
Equity Q
Fixed Income I
Short Term Bond (formerly Fixed Income II)
Fixed Income III
International
Emerging Markets
Diversified Equity
Special Growth
Quantitative Equity
International Securities
Real Estate Securities
Diversified Bond
Multistrategy Bond
Select Value
Select Growth
Money Market
Tax Exempt Bond (formerly Limited Volatility Tax Free)
U.S. Government Money Market
Tax Free Money Market
Aggressive Strategy
Balanced Strategy
Moderate Strategy
Conservative Strategy
Equity Aggressive Strategy (formerly Equity Balanced Strategy)
Tax-Managed Global Equity
Tax-Managed Large Cap (formerly Equity T)
Tax-Managed Mid & Small Cap (formerly Tax-Managed Small Cap)
Multi-Manager Principal Protected Fund